UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2011

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Albert C. Bersticker and William G. Pryor, who are current members of the Board of Directors of Brush Engineered Materials Inc. (the "Company"), will not stand for re-election to the Board of Directors at the Company’s 2011 Annual Meeting of Shareholders (the "2011 Annual Meeting") pursuant to the Retirement Policy contained in the Company’s Policy Statement on Significant Corporate Governance Issues because each is at least 72 years old.

Messrs. Bertsticker and Pryor comprise two of the three members of the class of the Board of Directors whose terms expire at the 2011 Annual Meeting (the "2011 Class"). Although the Board of Directors is seeking suitable candidates to fill the vacancies that will be created by the retirement of Messrs. Bertsticker and Pryor, it may not be able to do so prior to the 2011 Annual Meeting. Accordingly, on February 2, 2011, (a) Craig S. Shular who is a current member of the Board of Directors and a member of the class of the Board of Directors whose terms expire at the Company’s 2012 Annual Meeting of Shareholders (the "2012 Class"), resigned as a member of the 2012 Class, (b) Joseph P. Keithley who is a current member of the Board of Directors and a member of the class of the Board of Directors whose terms expire at the Company’s 2013 Annual Meeting of Shareholders (the "2013 Class"), resigned as a member of the 2013 Class, (c) the Board of Directors increased in number the 2011 Class from three directors to five directors, (d) the Board of Directors decreased in number the 2012 Class and the 2013 Class from four directors in each class to three directors in each class and (e) Messrs. Shular and Keithley were each elected by the Board of Directors as a member of the 2011 Class to fill the vacancies created by the expansion of the 2011 Class from three directors to five directors. Messrs. Shular and Keithley will stand for re-election at the 2011 Annual Meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2011, the Board of Directors of the Company approved an amendment to the Company’s Code of Regulations to permit the Board to change the number of directors of any single class by more than one from the number of such class as last fixed by the Company’s shareholders.

Previously, the Code of Regulations did not permit the Board to change the number of directors of any single class by more than one from the number of such class as last fixed by the Company’s shareholders and, accordingly, any such change would have required approval by the Company’s shareholders. The amendment, effective February 2, 2011, allowed the Board to increase the size of the 2011 Class from three directors to five directors, as described above under Item 5.02 of this Current Report on Form 8-K. After the 2011 Annual Meeting, the Board expects to reduce the size of the 2011 Class. A copy of the Code of Regulations, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

3.1 Code of Regulations, as amended on February 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

February 4, 2011	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

3.1	Code of Regulations, as amended on February 2, 2011.